Exhibit 99.1

ITEM 6.                SELECTED FINANCIAL DATA.

The selected consolidated financial data presented as of December 31, 2012 and 2011 and for the year ended December 31, 2012 and for the period from November 16 to December 31, 2011 are derived from our audited financial statements. The selected financial data for the period from January 1 to November 15, 2011 and as of and for the years ended December 31, 2010, 2009 and 2008 are derived from the audited financial statements of our predecessor. See Note 2 to our “Consolidated and Combined Financial Statements” contained in this Form 8-K for information regarding the retrospective adjustment of our financial information for the year ended December 31, 2012 and the period from November 16 to December 31, 2011 in connection with acquisitions between entities under common control. The selected financial data should be read in conjunction with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8. Financial Statements and Supplementary Data,” both contained herein. The following table shows selected financial data of the Partnership and our predecessor for the periods and as of the dates indicated.

	Partnership		Predecessor
	Year Ended	November 16 to	January 1 to	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	November 15,	December 31,	December 31,	December 31,
(in thousands)	2012	2011	2011	2010	2009	2008

Statement of Operations Data:
Revenues:
Oil sales	$72,916	$9,766	$59,605	$52,670	$34,604	$58,852
Natural gas sales	23,502	3,976	35,883	48,088	33,798	100,378
Natural gas liquids sales	11,627	1,976	14,500	14,748	10,617	20,393
Realized gain (loss) on commodity derivative instruments	23,350	4,015	9,353	48,029	70,902	(2,676)
Unrealized gain (loss) on commodity derivative instruments	(10,602)	8,272	12,674	(23,964)	(62,375)	117,757
Other income	45	—	159	116	24	18
Total revenues	120,838	28,005	132,174	139,687	87,570	294,722
Operating expenses:
Lease operating expenses	29,069	3,193	21,391	23,804	19,066	18,781
Production and ad valorem taxes	7,790	1,076	7,763	9,320	6,731	13,899
Depletion and depreciation	46,928	5,876	37,206	55,828	56,349	79,477
Impairment of oil and gas properties	3,544	—	16,765	11,712	—	121,561
Accretion expense	1,575	191	1,290	1,366	1,255	691
(Gain) loss on settlement of asset retirement obligations	(31)	—	496	(209)	(1,570)	250
Management fees	—	—	5,435	6,104	8,500	8,500
General and administrative expenses	13,758	1,892	5,149	5,293	2,408	2,493
Total operating expenses	102,633	12,228	95,495	113,218	92,739	245,652

Operating income (loss)	18,205	15,777	36,679	26,469	(5,169)	49,070

Other income (expense), net
Interest income	—	—	1	17	87	623
Interest expense	(6,596)	(604)	(919)	(3,223)	(1,274)	(2,131)
Realized loss on interest rate derivative instruments	(465)	—	(574)	(649)	(457)	(71)
Unrealized gain (loss) on interest rate derivative instruments	(4,185)	—	441	(248)	95	(709)
Other income (expense), net	(11,246)	(604)	(1,051)	(4,103)	(1,549)	(2,288)

Income (loss) before taxes	6,959	15,173	35,628	22,366	(6,718)	46,782

Income tax benefit (expense)	(172)	(48)	76	(32)	622	(971)

Net income (loss)	$6,787	$15,125	$35,704	$22,334	$(6,096)	$45,811
Net income attributable to predecessor operations	(6,790)	(2,975)
Net income (loss) available to unitholders	$(3)	$12,150

General partner’s interest in net income (loss)	$—	$12
Limited partners’ interest in net income (loss)	$(3)	$12,138
Net income (loss) per limited partner unit (basic and diluted)	$0.00	$0.54
Weighted average number of limited partner units outstanding (basic and diluted)	22,425	22,418

Other Financial Data:
Adjusted EBITDA	$81,136	$13,603	$79,762	$119,130	$113,240	$133,292

	Partnership		Predecessor
	Year Ended	November 16 to	January 1 to	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	November 15,	December 31,	December 31,	December 31,
(in thousands)	2012	2011	2011	2010	2009	2008

Cash Flow Data:
Net cash provided by operating activities	$77,223	$5,523	$84,027	$121,269	$108,148	$139,236
Net cash used in investing activities	$(40,433)	$(755)	$(44,891)	$(125,846)	$(25,129)	$(217,986)
Net cash provided by (used in) financing activities	$(34,836)	$(3,255)	$(38,000)	$1,505	$(118,151)	$117,758

Balance Sheet Data:
Working capital	$19,366	$23,124	(1)	$33,209	$57,466	$113,846
Total assets	$565,470	$579,934	(1)	$504,622	$465,691	$593,866
Total debt	$228,000	$155,800	(1)	$27,251	$24,150	$32,250
Unitholders’ Equity/partners’ capital	$290,776	$390,150	(1)	$426,733	$405,646	$521,784

(1)                                 These balance sheet amounts are not presented as they are not included in the predecessor’s financial statements included in “Item 8. Financial Statements and Supplementary Data.”

Non-GAAP Financial Measures

Below we disclose the non-GAAP financial measures Adjusted EBITDA and Distributable Cash Flow for the periods presented and provide reconciliations of these items to net income (loss), our most directly comparable financial performance measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss):

•                  Plus:

•                  Income tax expense (benefit);

•                  Interest expense-net, including realized and unrealized losses on interest rate derivative contracts;

•                  Depletion and depreciation;

•                  Accretion of asset retirement obligations;

•                  Amortization of equity awards;

•                  Gain (loss) on settlement of asset retirement obligations;

•                  Unrealized losses on commodity derivative contracts;

•                  Impairment of oil and natural gas properties; and

•                  Other non-recurring items that we deem appropriate.

•                  Less:

•                  Interest income;

•                  Unrealized gains on commodity derivative contracts; and

•                  Other non-recurring items that we deem appropriate.

We define Distributable Cash Flow as Adjusted EBITDA less income tax expense; cash interest expense; and estimated maintenance capital expenditures.

Adjusted EBITDA and Distributable Cash Flow are used as supplemental financial measures by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess:

•                  our operating performance as compared to that of other companies and partnerships in our industry, without regard to financing methods, capital structure or historical cost basis; and

•                  the ability of our assets to generate sufficient cash flow to make distributions to our unitholders.

Our management believes that both Adjusted EBITDA and Distributable Cash Flow are useful to investors because these measures are used by many partnerships in the industry as measures of operating and financial performance and are commonly employed by financial analysts and others to evaluate the operating and financial performance of the Partnership from period to period and to compare it with the performance of other publicly traded partnerships within the industry. Adjusted EBITDA and Distributable Cash Flow should not be considered alternatives to net income, operating income, or any other measures of financial performance presented in accordance with GAAP. Our Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA and Distributable Cash Flow in the same manner.

Our Adjusted EBITDA for the year ended December 31, 2012 and for the period from November 16 to December 31, 2011 was approximately $81.1 million and $13.6 million, respectively. Our predecessor’s Adjusted EBITDA for the period from January 1 to November 11, 2011 and the years ended December 31, 2010, 2009 and 2008 was approximately $79.8 million, $119.1 million, $113.2 million and $133.3 million, respectively.

Our Distributable Cash Flow for the year ended December 31, 2012 and for the period from November 16 to December 31, 2011 was approximately $54.1 million and $11.0 million, respectively.

Reconciliation of Adjusted EBITDA to Net Income

The following table presents a reconciliation of Adjusted EBITDA to net income, our most directly comparable GAAP performance measure, for each of the periods presented.

	Partnership		Predecessor
	Year Ended	November 16 to	January 1 to	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	November 15,	December 31,	December 31,	December 31,
(in thousands)	2012	2011	2011	2010	2009	2008

Net income (loss)	$6,787	$15,125	$35,704	$22,334	$(6,096)	$45,811
Income tax expense (benefit)	172	48	(76)	32	(622)	971
Interest expense-net, including realized and unrealized losses on interest rate derivative instruments	11,246	604	1,052	4,120	1,636	2,911
Depletion and depreciation	46,928	5,876	37,206	55,828	56,349	79,477
Accretion of asset retirement obligations	1,575	191	1,290	1,366	1,255	691
Amortization of equity awards	313	31	—	—	—	—
Gain (loss) on settlement of asset retirement obligations	(31)	—	496	(209)	(1,570)	250
Unrealized losses on commodity derivative instruments	10,602	—	—	23,964	62,375	—
Impairment of oil and natural gas properties	3,544	—	16,765	11,712	—	121,561
Interest income	—	—	(1)	(17)	(87)	(623)
Unrealized gain on commodity derivative instruments	—	(8,272)	(12,674)	—	—	(117,757)
Adjusted EBITDA	$81,136	$13,603	$79,762	$119,130	$113,240	$133,292

Distributable Cash Flow

The following table presents a reconciliation of Distributable Cash Flow to Adjusted EBITDA for the periods presented. Adjusted EBITDA is reconciled to net income, our most directly comparable GAAP performance measure, above.

	Year Ended	November 16 to
	December 31,	December 31,
(in thousands)	2012	2011

Adjusted EBITDA	$81,136	$13,603
Income tax expense	(172)	(48)
Cash interest expense	(6,547)	—
Estimated maintenance capital	(20,300)	(2,538)
Distributable Cash Flow	$54,117	$11,017